As filed with the Securities and Exchange Commission on March 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-1735159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

32 Journey
Aliso Viejo, California 92656
(949) 608-0854

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kanwardev Raja Singh Bal

Chief Financial Officer, Executive Vice President and Chief Accounting Officer

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

Telephone: (949) 608-0854

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Audrey Wong

Chief Legal Officer

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

Telephone: (949) 608-0854

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

indie Semiconductor, Inc. (“indie”, the “Company,” “we,” “our” or “us”), or any selling securityholders (the “Selling Securityholders”) to be identified in a prospectus supplement, may, from time to time in one or more offerings, offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering..

This prospectus describes the general manner in which the securities may be offered and sold. The specific terms of any securities to be offered and the manner in which the securities will be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, we will name them and describe their compensation in a prospectus supplement.

Our Class A common stock, par value $0.0001 per share (“Class A common stock”), is listed on The Nasdaq Capital Market under the symbol “INDI.” On March 5, 2025, the closing price of our Class A common stock was $3.07. The applicable prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 3 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any Selling Securityholder may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any Selling Securityholder may offer. Each time we or any Selling Securityholder sell securities pursuant to the registration statement of which this prospectus forms a part, we or any Selling Securityholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in, or incorporated by reference in, this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We are responsible only for the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on our behalf or to which we have referred you. Neither we nor any Selling Securityholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any Selling Securityholder are making offers to sell the securities described in this prospectus and any prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making a decision to invest in our securities.

You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “indie,” “we,” “us,” “our,” “the registrant” or the “Company” refer to indie Semiconductor, Inc.,

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our strategies, intentions, financial projections, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” or similar expressions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and/or beyond our control. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecasted in the forward-looking statements due to numerous factors discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein. In addition, such statements could be affected by risks and uncertainties related to:

●	macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets;

●	our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity;

●	competitive products and pricing pressures;

●	our ability to win competitive bid selection processes and achieve additional design wins;

●	the impact of any acquisitions we have made or may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected;

●	management’s ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets;

●	current and potential trade restrictions and trade tensions including the recent trade and tariff actions taken or proposed by the U.S. government affecting the countries where we operate;

●	armed conflict and political or economic instability in the Company’s target markets; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully read and review the risks and information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including, without limitation, the section of this prospectus captioned “Risk Factors,” the section captioned “Risk Factors” that is incorporated by reference herein from our most recent Annual Report on Form 10-K and any other risks and uncertainties we identify in other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to place undue reliance on such forward-looking statements. Although we believe that the expectations on which such forward-looking statements are based are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. You should, however, carefully read and review any further disclosures we make related to forward-looking statements in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.

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PROSPECTUS SUMMARY

The Company

indie and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”), and its subsidiaries, are collectively referred to herein as the “Company.” The Company offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), driver automation, in-cabin, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning light detection and ranging (“LiDAR”), radar, ultrasound and computer vision. These functions represent the core underpinnings of both electric and automated vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms people rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world.

Through innovative analog, digital and mixed-signal integrated circuits (“ICs”) with software running on the embedded processors, we are developing a differentiated, market-leading portfolio of automotive products. Our technological expertise, including cutting-edge design capabilities and packaging skillsets, together with our deep applications knowledge and strong customer relationships, have enabled us to cumulatively ship over 400 million semiconductor devices since our inception.

Our go-to-market strategy focuses on collaborating with key customers and partnering with Tier 1s via aligned product development, in pursuit of solutions addressing the automotive industry’s highest growth applications. We leverage our core capabilities in system-level hardware and software integration to develop highly integrated, ultra-compact and power efficient solutions. Further, our products meet or exceed the quality standards set by the multitude of global automotive manufacturers who utilize our devices today.

With a global footprint, we support leading customers from our design and application centers located in North and South America, Middle East, Asia and Europe, where our local teams work closely on their unique design requirements.

indie is a Delaware holding company that conducts its operations through its California subsidiary ADK LLC, which wholly-owns subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, and GEO Semiconductor LLC, a Delaware limited liability company (as successor-in-interest to Geo Semiconductor Inc., “Geo LLC”), GEO Semiconductor Canada Inc., a corporation incorporated under the laws of Canada, GEO Semiconductor (India) Private Limited, a private limited company incorporated under the laws of India, Exalos AG, a corporation incorporated under the laws of Switzerland, Exalos, Inc., a Florida corporation, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, indie Semiconductor FFO GmbH, and Symeo GmbH, each a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a corporation incorporated under the laws of Canada, indie Semiconductor Japan KK, a company incorporated under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, Ay Dee Kay S.A., a limited liability company incorporated under the laws of Argentina, indie Semiconductor Morocco LLC, a limited liability company incorporated under the laws of Morocco, and has 59% voting controlled and approximately 34% owned by the Company over subsidiary Wuxi indie Microelectronics Technology Co., Ltd., an entity in China, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd, Shanghai Ziying Microelectronics Co., Ltd and Suzhou Co Ltd, collectively known as our “China Subsidiary.” Our China Subsidiary’s primary functions are product development, sales, supply chain management and administrative support of its operations. A majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

For the year ended December 31, 2024, approximately 40% of our consolidated revenue was generated from product sales to Chinese-owned customers with a final shipping destination of Greater China (including Hong Kong and Taiwan), 5% of our consolidated revenue was generated from product sales to non-Chinese-owned customers with a final shipping destination of Greater China, and 43% of our consolidated revenue was generated from product sales and services provided to non-Chinese-owned customers with a final shipping destination elsewhere. For the same period, our China Subsidiary’s operations represented roughly 10% of our total assets and 4% of our total liabilities and accounted for 38% of our consolidated revenue.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipments to China that is earned by ADK LLC is paid directly to ADK LLC, in U.S. dollars. Additionally, there have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. Any revenue generated by our China subsidiary is collected locally and is held in Chinese bank accounts. We presently intend to retain all earnings to fund our operations and business expansions. See “Description of Securities—Dividends” and our consolidated financial statements and the related notes incorporated by reference into this prospectus.

Background

On June 10, 2021, Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) domesticated into a Delaware corporation and consummated a series of transactions that resulted in the combination (the “Business Combination”) of Thunder Bridge II with ADK LLC pursuant to a Master Transactions Agreement, dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc. (“Surviving Pubco”), ADK LLC, and the other parties named therein. Effective upon the closing of the Business Combination, Surviving Pubco changed its name to indie Semiconductor, Inc.

The rights of holders of our Class A common stock are governed by our amended and restated certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”). See the section titled “Description of Capital Stock.”

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indie.inc. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with a specific offering. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

Unless otherwise set forth in the applicable prospectus supplement and any free writing prospectus that we may authorize for use, we will not receive any proceeds in the event that securities are sold by a Selling Securityholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the materials terms of our capital stock, including our Class A common stock and preferred stock that may be offered pursuant to this prospectus, and of certain material provisions of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”), and certain provisions of applicable law. This summary is not complete, is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws and is subject to the relevant provisions of the Delaware General Corporation Law (“DGCL”). Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our Certificate of Incorporation and our Bylaws and the relevant provisions of the DGCL before you invest in our capital stock.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 450,000,000 shares of capital stock, consisting of:

●	10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

●	400,000,000 shares of Class A common stock, and 40,000,000 shares of Class V common stock, par value $0.0001 per share (“Class V common stock” and together with our Class A common stock, the “common stock”).

The outstanding shares of our common stock are fully paid and nonassessable. We have no outstanding shares of Preferred Stock.

Class A Common Stock

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority vote (or, in the case of election of directors, by a plurality) of the holders of shares of capital stock present in person or represented by proxy and voting affirmatively or negatively on the matter, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to the rights of any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor, and in the board of directors’ sole discretion.

Rights upon liquidation. Subject to the rights of holders of any outstanding Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets and funds available for distribution.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

Voting rights. The holders of the Class V common stock are entitled to one vote for each share of Class V common stock held of record by such holders on all matters on which stockholders generally are entitled to vote. The holders of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the holders of shares of capital stock present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock will not participate in any dividends declared by the board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Limitations on transfer. No holder of Class V common stock may consummate a sale, pledge, conveyance, hypothecation, assignment or other transfer of Class V common stock other than pursuant to that certain Exchange Agreement (“Exchange Agreement”) entered into by and between the Company and certain members of ADK LLC.

Issuance and retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of an LLC Unit (as defined in the Exchange Agreement) as set forth in the books and records of ADK LLC, such share will automatically be transferred to us for no consideration and thereupon will be retired. No additional shares of Class V common stock may be issued by us.

Preferred Stock

The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of our common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Class A common stock.

Anti-Takeover Effects of our Certificate of Incorporation, the Bylaws and Certain Provisions of the DGCL

Our Certificate of Incorporation, our Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. See also “Risk Factors – Risks Related to Ownership of Our Class A Common Stock and Warrants, and Organizational Documents – Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The Nasdaq Stock Market LLC, which apply so long as the Class A common stock remains listed on The Nasdaq Stock Market LLC, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the board of directors will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the board of directors. The board of directors is divided into three classes designated as Class I, Class II and Class III. Each class serves for a term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There are no limits on the number of terms a director may serve on the board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director.

Removal for Cause Only

The Certificate of Incorporation provides that stockholders may remove directors from the board of directors only for cause.

No Cumulative Voting

Under DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by the Secretary acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that we would have if there were no vacancies on the board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of indie.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding voting capital stock, voting together as a single class, will be required to amend provisions of the Certificate of Incorporation regarding calling special meetings of stockholders and stockholder action by written consent.

The Bylaws provide that, except as otherwise provided by law or the Certificate of Incorporation, the Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and the Bylaws. The Bylaws provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding voting capital stock, voting together as a single class:

●	the provisions regarding calling annual and special meetings of stockholders;

●	the provisions regarding the nominations of directors and the proposal of other business at an annual or special meeting of stockholders;

●	the provisions regarding the conduct of stockholder meetings;

●	the provisions providing for a classified board of directors (including the election and term of directors);

●	the provisions regarding filling vacancies on the board of directors and newly created directorships;

●	the provisions regarding removal of directors; and

●	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve our actual or threatened acquisition. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Company, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the Certificate of Incorporation or as to which the DGCL confers jurisdiction on the Chancery Court, or (4) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe the exclusive forum provision benefits us by providing increased consistency in the application of the DGCL in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty or other act or omission as a director of the Company, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached his or her duty of loyalty to the Company or its stockholder or for any act not in good faith or which involve intentional misconduct or a knowing violation of law.

The Certificate of Incorporation provides that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our Class A common stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “INDI.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or any applicable free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in an applicable prospectus supplement and/or any applicable free writing prospectus.

We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the indenture is subject to, and qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance. The terms relating to a series of debt securities will be described in the applicable prospectus supplement, including but not limited to:

●	the title of the debt securities and the series in which the debt securities will be included;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the aggregate principal amount that may be issued;

●	the identity of the trustee;

●	whether or not we will issue the series of debt securities in global form and, if so, the identity of the depositary and the terms and conditions, if any, upon which interests in the debt securities may be exchanged;

●	the maturity date(s);

●	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date from which interest will accrue, the dates interest will be payable and the regular record dates for interest payable on any interest payment date;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the place or places where payments will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands may be served;

●	the date, if any, after which, the terms and conditions upon which, and the price at which we may, at our option, in whole or in part, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity or any other securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

●	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, losses, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, we may make payments of interest by check which we will mail to the holder or by wire transfer to certain holders to an account within the United States. Any other paying agents that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

The indenture is, and the debt securities and any guarantees will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with additional information we include in any applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of warrants that may be offered under this prospectus. We may issue warrants to purchase debt securities, preferred stock, Class A common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement or any free writing prospectus that we may authorize for use relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement or any free writing prospectus that we may authorize for use relating to any warrants we offer under this prospectus will include specific terms relating to the offering. These terms may include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants to be offered;

●	the price or prices at which the warrants have been or will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, a discussion of any material federal income tax considerations applicable to holding and/or exercise of the warrants;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

The description in the applicable prospectus supplement or any free writing prospectus that we may authorize for use relating to any warrants that may be offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

The following description, together with additional information we include in any applicable prospectus supplement and/or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of rights we may issue for the purchase of shares of our Class A common stock or shares of our preferred stock and that may be offered under this prospectus. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement and/or any free writing prospectus that we may authorize for use. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement or any free writing prospectus relating to any rights offered under this prospectus will describe the specific terms of those rights, including, without limitation, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which the rights may be transferable separately;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the number of rights outstanding, if any;

●	if applicable, a discussion of any material federal income tax considerations applicable to the rights; and

●	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

The description in the applicable prospectus supplement or any free writing prospectus relating to any rights offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

The following description, together with additional information we include in any applicable prospectus supplement and/or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of units we may issue comprising two or more securities described in this prospectus in any combination, and that may be offered under this prospectus. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A common stock registered hereunder. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement or any free writing prospectus that we may authorize for use.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement or any free writing prospectus that we may authorize for use relating to any particular issuance of units offered under this prospectus will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement or any free writing prospectus that we may authorize for use of any units offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

SELLING SECURITYHOLDERS

Information regarding Selling Securityholders, including their identities, the securities to be registered on their behalf and the amounts sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or any Selling Securityholder may offer and sell the securities registered in this prospectus from time to time in any one or more transactions, including without limitation:

●	in underwritten public offerings, negotiated transactions or block trades;

●	to or through underwriters, brokers or dealers;

●	to or through agents;

●	directly to one or more purchasers, including through a specific bidding, auction or other process; and/or

●	through a combination of any of these methods, or any other method permitted pursuant to applicable law.

We and any Selling Securityholders may also engage in “at-the-market offerings” in accordance with Rule 415(a)(4) under the Securities Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law.

The securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices, or at negotiated prices.

The accompanying prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the method of distribution, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the proceeds to us or any Selling Securityholder from the sale;

●	any over-allotment options under which the underwriters may purchase additional securities from us or any Selling Securityholder;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers, any delayed delivery arrangements, and any public offering price; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement or any free writing prospectus authorized by us.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, any Selling Securityholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. We or any Selling Securityholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents that participate in the offering of securities, or their affiliates or associates, may have engaged or engage in transactions with us or any Selling Securityholder, or perform services for us or any Selling Securityholder, in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Audrey Wong, Chief Legal Officer of the Company. Ms. Wong is employed by the Company, participates in Company employee benefit plans under which she may receive shares of Class A common stock, and currently beneficially owns less than one percent of the outstanding shares of Class A common stock of the Company. Additional legal matters may be passed upon for us, the Selling Securityholders or any underwriters, dealers or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of indie Semiconductor, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

 We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.indiesemi.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus or any prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement and the other documents incorporated by reference therein. Statements contained in this prospectus or any prospectus supplement as to the contents or provisions of any documents referred to in this prospectus or any such prospectus supplement are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and any prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and any such prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-40481.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025; and

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024, that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 (as amended on March 20, 2024); and

●	the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 16, 1998, as modified by the description of our capital stock contained in Exhibit 4.5 to our Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023.

In addition, all documents we subsequently file with the SEC (including documents we file after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus and any prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we may furnish to the SEC that is not deemed “filed” with the SEC, including any information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.indiesemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

(949) 608-0854

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. The following expenses, with the exception of the SEC registration fee, are estimates:

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Trustee fees and expenses		**
Transfer agent and registrar fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*	Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director’s unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) for an officer in any action by or in the right of the corporation. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL with respect to directors only.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors and officers.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the registrant’s certificate of incorporation and bylaws, as amended to date (each of which are incorporated by reference herein), the applicable provisions of the DGCL, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

Exhibit No.	Description
1.1+	Form of Underwriting Agreement.
4.1	Amended and Restated Certificate of Incorporation of indie Semiconductor, Inc., filed with the Secretary of State of Delaware on June 22, 2023 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed by the registrant with the SEC on June 23, 2023).
4.2	Amended and Restated Bylaws of indie Semiconductor, Inc. (incorporated by reference to Exhibit 3.2 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.4+	Form of Certificate of Designation, Preferences and Rights for Preferred Stock (including form of preferred stock certificate).
4.5*	Form of Indenture for Senior Debt Securities.
4.6*	Form of Indenture for Subordinated Debt Securities.
4.7+	Form of Global Note for Senior Debt Securities.
4.8+	Form of Global Note for Subordinated Senior Debt Securities.
4.9+	Form of Warrant Agreement and Warrant Certificate.
4.10+	Form of Rights Agreement.
4.11+	Form of Unit Agreement and Unit Certificate.
5.1*	Opinion of Audrey Wong, Chief Legal Officer of the Company
23.1*	Consent of KPMG LLP
23.2*	Consent of Audrey Wong (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
25.1†	Form T-1 Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939.
107*	Calculation of Filing Fee Table

*	Filed herewith.

+	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a document to be incorporated by reference in this registration statement.

†	To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, California on the 7th day of March, 2025.

INDIE SEMICONDUCTOR, INC.

By:	/s/ Kanwardev Raja Singh Bal
Kanwardev Raja Singh Bal
Chief Financial Officer, EVP and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald McClymont and Kanwardev Raja Singh Bal, and each of them, acting individually and without the other, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald McClymont	Chief Executive Officer and Director	March 7, 2025
Donald McClymont	(Principal Executive Officer)

/s/ Kanwardev Raja Singh Bal	Chief Financial Officer, EVP and Chief Accounting Officer	March 7, 2025
Kanwardev Raja Singh Bal	(Principal Financial and Accounting Officer)

/s/ Ichiro Aoki	President and Director	March 7, 2025
Ichiro Aoki

/s/ David Aldrich	Chairman of the Board of Directors	March 7, 2025
David Aldrich

/s/ Diane Biagianti	Director	March 7, 2025
Diane Biagianti

/s/ Diane Brink	Director	March 7, 2025
Diane Brink

/s/ Karl-Thomas Neumann	Director	March 7, 2025
Karl-Thomas Neumann

/s/ Jeffrey Owens	Director	March 7, 2025
Jeffrey Owens

/s/ Sonalee Parekh	Director	March 7, 2025
Sonalee Parekh